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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-68134 and 333-65556 of Alliance Data Systems Corporation on Forms S-8 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133 and No. 142), appearing in this Annual Report on Form 10-K of Alliance Data Systems Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Dallas, TX
March 10, 2003

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INDEPENDENT AUDITORS' CONSENT